EXHIBIT 10.38

                    CONFIDENTIALITY & Manufacturing AGREEMENT

1. Confidential Information: During our negotiations, discussions and visits with Ernest Zavoral/Remon Hayek, herein after referred to as (EZ/RH), we at Kongent Company Limited, herein after referred to as (KCL) understands that we may come into possession of and may hereafter obtain confidential or proprietary information acquired or developed by and belonging or relating to EX/RH, including, but not limited to, EZ/RH's methods and systems, the names and addresses of EZ/RH's consultants manufactures and suppliers; prices charged and cost paid by EZ/RH; regardless of whether any such information, date or documents qualify or qualified as a "trade secret" under applicable federal or state law (the "Confidential Information"). Because the secrecy of the Confidential Information gives EZ/RH a significant competitive advantage in the development, marketing and sale of EZ/RH's trade and business, KCL agrees that we will not directly or indirectly disclose, use or cause or aid in the disclosure or use of any Confidential Information at any time, for whatever reason, except with the prior written consent of consent may be withheld at Their sole and uncontrolled discretion.


2. Confidential Documents. During our negotiations, discussions and visits with Ernest Zavoral/Remon Hayek, KCL will have access to confidential documents or papers belonging or relating to EZ/RH, including but not limited to documents aor papers of any type; photographs or films of any type; computerized information of any type; or any other things containing or reflecting information, including but not limited to consultants, pricing information, suppliers and other sensitive information, relating to the business or trade of EZ/RH, as well as copies, abstracts or summaries of any of the aforementioned items (the "Confidential Documents"). Because the secrecy of the Confidential Documents gives EZ/RH a significant competitive advantage in the development, marketing and sale of EZ/RH trade and business, KCL agrees that KCL will not, directly or indirectly, cause, permit or aid the release or distribution to or use by any person, corporation or entity in the United States or outside the country, any of the Confidential Documents for whatever reason, except with the prior written consent of EZ/RH's. EZ/RH's consent may be withheld at its sole and uncontrolled discretion. In the event KCL are in possession of any Confidential Documents, KCL agrees to return all of said documents, drawings and prototypes to EZ/RH immediately, upon demand by EZ/RH.

3. Enforcement. During KCL's negotiations and visits to EZ/RH, KCL agrees that if KCL violates, disregard or commits a breach of any of the provisions of this Agreement, Flex Marketing Inc. shall have the right to enforce this Agreement in any court having equity jurisdiction. KCL acknowledges and agrees that any such breach of this Agreement by KCL will cause irreparable injury to EZ/RH and that money damages will not provide an adequate remedy to EZ/RH. In addition, EZ/RH shall have any other rights and remedies available at law including, but not limited to, general damages punitive damages and injunctive relief.

4. Manufacturing. KLC agrees not to manufacture products that EZ/RH disclose to KLC to anyone else without the written consent from EZ/RH. KCL will supply foam roller assemblies and complete manufacturing of product fully assembled boxed ready to ship to our distribution network.

5. OHIO and International LAWS During our negations, discussions and visits to EZ/RH, KCL understands that this Agreement shall be governed by and construed in accordance with the laws of the State of Ohio and International.

AGREED TO AND ACCEPTED BY                AGREED TO AND ACCEPTED BY:
Ernest Zavoral/Remon Hayek               Kongent Company Limited (KCL)


By:   /s/ Ernest Zavoral                  /s/ Keith Lee
-----------------------                  --------------------
By: Ernest Zavoral                       By: Keith Lee
Title: Partner                           Title: President
Date: August 10, 1998                    Date: August 11, 1998